EXHIBIT 99.1

Palatin Reports Fourth Quarter and Fiscal Year Ended 2023 Financial

Results and Provides Corporate Update

•	Enrollment in Phase 3 PL9643 MELODY-1 Study in Dry Eye Disease (DED) is Complete with 570 Patients Enrolled
o	Topline Data Expected Late 4Q Calendar Year 2023
o	Interim Analysis of Initial 120 Patients Showed
–	Statistical Separation for Clinical Efficacy Across Multiple Signs and Symptoms of Dry Eye
–	Excellent Patient Safety and Tolerability Product Profile
•	Phase 2 Clinical Study of Oral PL8177 in Patients with Ulcerative Colitis
o	Interim Analysis Targeted for 1Q Calendar Year 2024
o	Topline Results Currently Expected First Half Calendar Year 2024
•	Vyleesi®
o	Net Product Revenue Increased 47% Over the Prior Quarter
o	Prescriptions Dispensed Increased 16% Over the Prior Quarter
o	6 Consecutive Quarters of Double-Digit Growth
•	Teleconference and Webcast to be held on September 28, 2023, at 11:00 AM ET

CRANBURY, NJ – September 28, 2023 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal fourth quarter and fiscal year ended June 30, 2023.

“On the development front, our Phase 3 PL9643 clinical study is fully enrolled, and we are excited that the comprehensive interim analysis of the data for the Lead-In population of the initial 120 patients demonstrated statistically significant positive effects on multiple endpoints for both signs and symptoms, with an excellent patient safety and tolerability,” said Carl Spana, Ph.D., President and CEO of Palatin. “On the commercial front, we are pleased with Vyleesi’s quarter over quarter double-digit increases across all value metrics, notably net product revenue increased 47% and prescriptions dispensed increased 16% over the prior quarter. We are excited that Vyleesi quarterly net product revenue continues to exceed Vyleesi quarterly operating expenses.”

Fourth Quarter Fiscal Year Ended 2023Business Highlights and Recent Updates

•	Anti-Inflammatory / Autoimmune Programs
o	PL9643 melanocortin agonist for the treatment of dry eye disease (DED)
–	Pivotal Phase 3 MELODY-1 clinical study patient enrollment completed.
•	Topline data is currently expected late fourth quarter of calendar year 2023.
•	Final data is currently expected first quarter of calendar year 2024.
–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT04268069.

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o	PL8177 oral melanocortin agonist for the treatment of ulcerative colitis (UC):
–	Interim assessment is currently expected in the first quarter of calendar year 2024.
–	Topline data is currently expected in the first half of calendar year 2024.
–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05466890.
o	Bremelanotide BREAKOUT study (BMT 701) in patients with diabetic kidney disease:
–	Enrollment is ongoing and currently expected to be completed in the second half of calendar year 2023.
–	Topline results are currently expected in the first half calendar year 2024.
–	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05709444.
•	Vyleesi® (bremelanotide injection) / Hypoactive Sexual Desire Disorder (HSDD): Goal of the Vyleesi program is to demonstrate commercial product value in the marketplace with an objective of re-licensing the U.S. rights to a committed women’s healthcare company.
o	For the fiscal fourth quarter ended June 30, 2023:
–	Gross product sales of $4.1 million increased 20% over the prior quarter and increased 78% over the comparable quarter last year.
–	Net product revenue of $1.8 million increased 47% over the prior quarter and increased 128% over the comparable quarter last year.
–	Total prescriptions dispensed increased 16% over the prior quarter and increased 92% over the comparable quarter last year.
–

Refill rates, commercial insurance reimbursement, and net revenue per prescription dispensed continued with positive and impactful results and trends, versus the prior quarter and comparable quarter last year.

o	Fosun Pharma, Palatin’s licensee of Vyleesi in China, reported its first sale in the Hainan Province of China.
o

Kwangdong Pharmaceuticals, Palatin’s licensee of Vyleesi in South Korea, completed enrollment in its Phase 3 clinical trial evaluating the efficacy and safety of Vyleesi in premenopausal women with HSDD.

–	Data from this trial is currently anticipated by calendar year end with a potential regulatory submission in the first half of calendar 2024.
o	Palatin entered a strategic partnership with UpScriptHealth, a leading direct-to-consumer telemedicine company providing telemedicine services to pharmaceutical and medical technology companies.

o	Patients and healthcare providers can learn more about HSDD and Vyleesi at www.vyleesi.com and www.vyleesipro.com.

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•	Other:
o

Palatin initiated a clinical development program evaluating bremelanotide, a melanocortin receptor 4 (MCR4) agonist, co-formulated with a PDE5 inhibitor (PDE5i), for the treatment of erectile dysfunction (ED) in patients that do not respond to PDE5i monotherapy. A Phase 2 clinical study in PDE5i non-responder ED patients is currently expected to commence late fourth quarter calendar year 2023.

Fourth Quarter and Fiscal Year Ended June 30, 2023 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of expenses, allowances and accruals, and license and contract revenue.

Vyleesi gross product sales to pharmacy distributors, for the quarter ended June 30, 2023, were $4.1 million, with net product revenue of $1.8 million, compared to gross product sales of $2.3 million and net product revenue of $0.8 million for the comparable quarter last year. Gross product sales increased 78% and net product revenue increased 128% over the comparable quarter last year.

Vyleesi gross product sales to pharmacy distributors for the fiscal year ended June 30, 2023, were $12.5 million, with net product revenue of $4.9 million, compared to gross product sales of $5.8 million, with net product revenue of $1.2 million, for the fiscal year ended June 30, 2022. Gross product sales increased 114% and net product revenue increased 298% over the fiscal year ended June 30, 2022.

Palatin recognized $3,000 in license and contract revenue for the fourth quarter and fiscal year ended June 30, 2023, compared to $250,000 for the fiscal year ended June 30, 2022, related to our license agreement with Fosun.

Operating Expenses

Total operating expenses were $12.6 million for the fourth quarter ended June 30, 2023, compared to $13.9 million for the comparable quarter last year. The decrease in operating expenses was mainly the result of the recognition of expenses during the fiscal year ended June 30, 2022 in connection with the sale and issuance of our Series B and C Redeemable Convertible Preferred Stock and secondarily to lower spending on our marketing efforts of Vyleesi during fiscal 2023.

Total operating expenses for the fiscal year ended June 30, 2022, were $37.3 million, compared to $38.1 million for the fiscal year ended June 30, 2022. The decrease in operating expenses was mainly due to the $1.0 million gain recognized as a result of amending certain minimum purchase commitments.

Cash Flows

Palatin’s net cash used in operations for the quarter ended June 30, 2023, was $9.6 million, compared to net cash used in operations of $7.7 million for the same period in 2022. The increase in net cash used in operations is mainly due to working capital changes for the quarter ended June 30, 2023.

Palatin’s net cash used in operations for the fiscal year ended June 30, 2023, was $28.4 million, compared to net cash used in operations of $29.9 million, for the same period in 2022. The decrease in net cash used in operations was a result of a lower net loss in fiscal 2023 due to an increase in net revenue and the sale of NOLs, offset by working capital changes, and increased payments made related to inventory purchase commitments.

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Net Loss

Palatin’s net loss for the quarter and fiscal year ended June 30, 2023, was $10.7 million and $27.5 million, or $(0.91) and $(2.53) per basic and diluted common share, respectively, compared to a net loss of $12.8 million and $36.2 million, or $(1.34) and $(3.79) per basic and diluted common share, respectively, for the same periods in 2022.

The decrease in net loss for the quarter ended June 30, 2023 over the quarter ended June 30, 2022, was mainly due to the increase of net product revenue of Vyleesi and a decrease in SG&A expenses as a result of the recognition of expenses during the fiscal year ended June 30, 2022 in connection with the sale and issuance of our Series B and C Redeemable Convertible Preferred Stock.

The decrease in net loss for the fiscal year ended June 30, 2023 over the fiscal year ended June 30, 2022, was due to recognition of an income tax benefit related to the sale of New Jersey Net Operating Losses, increased Vyleesi total revenues, and the recognition of a gain on purchase commitment.

Cash Position

As of June 30, 2023, Palatin’s cash, cash equivalents and marketable securities were approximately $11.0 million plus $2.9 million of accounts receivables, compared to cash and cash equivalents of $19.6 million with $1.7 million of accounts receivables as of March 31, 2023, and $29.9 million with $1.8 million of accounts receivable as of June 30, 2022.

Based on its current operating plan, the Company believes that existing cash, cash equivalents, marketable securities and receivables will be sufficient to fund currently anticipated operating expenses through calendar year 2023.

Palatin’s audited financial statements for the year ended June 30, 2023, to be included in the Annual Report on Form 10-K include an audit report from its independent registered public accounting firm, KPMG LLP, that contains a going concern explanatory paragraph.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on September 28, 2023, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-506-0062 (US) or 1-973-528-0011 (International), conference ID 313946. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), passcode 49135. The webcast and telephone replay will be available through October 12, 2023.

About Melanocortin Receptor Agonists and Inflammation

The melanocortin receptor (“MCr”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

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About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about market potential of Vyleesi and other Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, Palatin's ability to establish and maintain the capability for manufacturing, marketing and distribution of Vyleesi, sales of Vyleesi in the United States and elsewhere in the world, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST CFO/COO (609) 495-2200 Info@Palatin.com	Paul Arndt, MBA, LifeSci Advisors Managing Director (646) 597-6992 Paul@LifeSciAdvisors.com

Palatin Technologies® and Vyleesi® are registered trademarks of Palatin Technologies, I

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022

REVENUES
Product revenue, net	$1,758,933	$770,738	$4,850,678	$1,218,457
License and contract	3,000	-	3,000	250,000
Total revenues	1,761,933	770,738	4,853,678	1,468,457

OPERATING EXPENSES
Cost of products sold	104,032	87,517	418,470	217,529
Research and development	7,405,681	7,436,199	22,630,577	21,327,434
Selling, general and administrative	5,070,318	6,348,112	15,290,836	16,511,942
Gain on purchase commiment	-	-	(1,027,322)	-
Total operating expenses	12,580,031	13,871,828	37,312,561	38,056,905

Loss from operations	(10,818,098)	(13,101,090)	(32,458,883)	(36,588,448)

OTHER INCOME (EXPENSE)
Investment income	182,975	25,863	691,981	29,963
Foreign currency (loss) gain	(77,850)	325,868	(429,971)	389,868
Interest expense	(1,490)	(18,259)	(20,013)	(29,682)
Total other income (expense), net	103,635	333,472	241,997	390,149

Loss before income taxes	(10,714,463)	(12,767,618)	(32,216,886)	(36,198,299)
Income tax benefit	-	-	4,674,999	-
NET LOSS	$(10,714,463)	$(12,767,618)	$(27,541,887)	$(36,198,299)

Basic and diluted net loss per common share	$(0.91)	$(1.34)	$(2.53)	$(3.79)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	11,725,219	9,543,762	10,890,159	9,543,762

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$7,989,582	$29,939,154
Marketable securities	2,992,890	-
Accounts receivable	2,915,760	1,780,020
Inventories	526,000	944,471
Prepaid expenses and other current assets	1,897,281	1,932,454
Total current assets	16,321,513	34,596,099

Property and equipment, net	684,910	539,314
Right-of-use assets - operating leases	876,101	878,465
Other assets	56,916	56,916
Total assets	$17,939,440	$36,070,794

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,303,527	$3,157,617
Accrued expenses	6,511,059	6,875,216
Short-term operating lease liabilities	354,052	371,124
Short-term finance lease liabilities	106,392	100,921
Other current liabilities	3,856,800	5,754,986
Total current liabilities	15,131,830	16,259,864

Long-term operating lease liabilities	544,323	529,398
Long-term finance lease liabilities	46,014	152,407
Other long-term liabilities	2,083,200	2,861,250
Total liabilities	17,805,367	19,802,919

Series B and Series C Redeemable Convertible Preferred Stock of $0.01 par value: authorized, issued, and outstanding 9,000,000 shares as of June 30, 2022, with a liquidiation preference of $15,000,000	-	15,000,000
Escrowed proceeds	-	(15,000,000)

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares (including amounts authorized for
Series B and Series C Redeemable Convertible Preferred Stock): shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of June 30, 2023: issued and outstanding 4,030 shares
as of June 30, 2023 and June 30, 2022	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 11,656,714 shares as of June 30, 2023 and 9,270,947 shares as of June 30, 2022	116,567	92,709
Additional paid-in capital	415,553,049	404,168,822
Accumulated deficit	(415,535,583)	(387,993,696)
Total stockholders’ equity	134,073	16,267,875
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$17,939,440	$36,070,794